EXHIBIT 32.2


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934 and the Investment Company Act of 1940, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Delaware VIP Trust



         Jude T. Driscoll
------------------------------------
By:      Jude T. Driscoll
Title:   Chief Executive Officer
Date:    May 26, 2006



         Pursuant to the requirements of the Securities Exchange Act of 1934 and the Investment Company Act of 1940, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.



         Jude T. Driscoll
------------------------------------
By:      Jude T. Driscoll
Title:   Chief Executive Officer
Date:    May 26, 2006



         Michael P. Bishof
------------------------------------
By:      Michael P. Bishof
Title:   Chief Financial Officer
Date:    May 26, 2006